UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendment to Employment Agreement with Scott J. Davido

On January 17, 2007, Scott J. Davido, Executive Vice President and Chief Restructuring Officer of Calpine Corporation (the “Company”), and the Company entered into an amendment to the Employment Agreement, effective as of January 30, 2006, between Mr. Davido and the Company. The amendment, which was approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), before which the Company’s Chapter 11 cases are pending, formalizes the shift in Mr. Davido’s job title from Executive Vice President, Chief Restructuring Officer and Chief Financial Officer to Executive Vice President and Chief Restructuring Officer. In doing so, the amendment, among other things, (a) relieves Mr. Davido of certain responsibilities, (b) requires Mr. Davido to perform certain additional responsibilities and (c) requires Mr. Davido to relinquish the title of Chief Financial Officer of the Company. The amendment also provides for the reimbursement of Mr. Davido’s legal expenses in connection with the negotiation and approval of the amendment.

Approval of Terms of Letter Agreement with AP Services, LLC

As described in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006, on November 3, 2006, the Board of Directors of the Company appointed Lisa J. Donahue as Chief Financial Officer. Ms. Donahue’s services are provided pursuant to provisions set forth in a Letter Agreement, dated November 3, 2006 (the “Letter Agreement”), between the Company and AP Services, LLC (“AP Services”), amending the Agreement, dated December 17, 2005, which superceded the Agreement, dated November 29, 2005, between the Company and AP Services. Pursuant to the Letter Agreement, which was approved by the Bankruptcy Court on January 17, 2007, the Company will compensate AP Services for Ms. Donahue’s services as Chief Financial Officer on an hourly basis at an initial rate of $670 per hour, subject to annual adjustment. The Letter Agreement also sets forth the terms for payment by the Company of a one-time success fee to AP Services upon the Company’s emergence from Chapter 11, which shall be subject to Bankruptcy Court approval. Ms. Donahue is independently compensated pursuant to arrangements between AP Services and its affiliate, AlixPartners LLP. Ms. Donahue does not receive any compensation directly from the Company and does not participate in any of the Company’s employee benefit plans; she is, however, entitled to indemnification under the provisions of the Company’s Certificate of Incorporation.

ITEM 8.01 — OTHER EVENTS.

On January 17, 2007, the Bankruptcy Court signed an order modifying its December 20, 2006, order modifying the Second Amended Final Order of the Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006, as modified by orders entered by the Bankruptcy Court on June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, and December 28, 2006 (the “Cash Collateral Order”). As described in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2006, on December 20, 2006, the Bankruptcy Court granted the motion of the Company and each of its subsidiaries that have filed voluntary petitions for relief under Chapter 11 in the Bankruptcy Court (collectively with the Company, the “U.S. Debtors”) seeking approval of an order modifying the Cash Collateral Order. Pursuant to the December 20, 2006, order, our subsidiary, Calpine Generating Company LLC (“CalGen”), shall have an allowed claim in the amount of excess cash flow transferred by CalGen against each of the U.S. Debtors and a junior lien upon all assets of each of the U.S. Debtors, with the exception of Bethpage Energy Center 3, LLC. The January 17, 2007, order extends the lien exception to the assets of RockGen Energy LLC, Broad River Energy LLC, South Point Energy Center, LLC, O.L.S. Energy-Agnews, Inc., Calpine Greenleaf Holdings, Inc. and Calpine Greenleaf, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer

Date: January 23, 2007

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